EXHIBIT 10.65

SANMINA-SCI CORPORATION NON-EMPLOYEE DIRECTOR COMPENSATION ARRANGEMENTS

Sanmina-SCI Corporation’s fiscal 2008 compensation arrangements for its non-employee Directors are as follows:

Compensation Element	Amount
General Board service – cash	Annual cash retainer - $60,000(1)
Board meeting fees: $2,000 in-person, $1,000 telephonic

General Board service-Equity

Initial equity grant upon first becoming a Director and annually thereafter:

•                  Option to purchase 10,000 shares of Common Stock

•                  Restricted stock units to purchase 20,000 shares of Common Stock

•                  Both grants vest monthly over 12 months

Lead Director	Additional cash retainer: $24,000(1)

Committee Chair service	Additional cash retainer: (1) • Audit Committee: $20,000 • Compensation Committee: $20,000 • Nominating and Governance Committee: $20,000

Committee member service	Additional cash retainer: (1) • Audit Committee: $10,000 • Compensation Committee: $10,000 • Nominating and Governance Committee: $10,000 • Special Litigation Committee: $5,000 per month
Committee meeting fees: $1,500(2)

(1) Directors may elect to receive cash retainers in restricted stock with value equal to 133% of the forgone cash compensation and which vests in full 12 months after the date of grant.

(2) Per meeting fee not paid in the case of the Special Litigation Committee.